UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2009

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612-1023

(Address of Principal Executive Offices, including Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 24, 2009, the Company entered into an Agreement (the “Agreement”) with Elliott Associates, L.P. and its wholly-owned subsidiaries (collectively, “Elliot”), Elliott International, L.P. (“Elliot International”) and Elliott International Capital Advisers Inc. (“Elliot International Capital” and, together with Elliot and Elliot International, the “Elliot Group”), pursuant to which, among other things, the Company agreed to increase the size of its board of directors (the “Board”) from five to seven members and to appoint Richard H. Pickup (the “First Nominee”) and John Dillon (the “Second Nominee” and, together with the First Nominee, the “New Appointees”) as directors to fill the new vacancies on the Board. The Company agreed to nominate the New Appointees at its 2009 annual meeting of stockholders for terms to expire at the end of its 2010 annual meeting of stockholders (the “2010 Annual Meeting”) and agreed to appoint the Second Nominee to any Board committee responsible for evaluating a possible change of control of the Company, the sale of all or substantially all of the material assets of the Company and any other material transaction involving the Company out of the ordinary course of business, to the extent that the Second Nominee does not have a conflict of interest with respect to, or a material interest in, such transaction.

Under the Agreement, the Elliot Group may acquire, and the Company has agreed to exempt the Elliot Group from Section 203 of the Delaware General Corporation Law and the Rights Agreement (as defined in Item 3.03 of this Current Report on 8-K) with respect to the acquisition of up to $100 million in aggregate principal amount of the Company’s Convertible Senior Notes due 2027 (the “Notes”) and 14.99% of the Company’s Common Stock (such amount, which excludes shares of the Company’s Common Stock issuable upon conversion or settlement of the Notes, unless issued upon conversion of the Notes pursuant to an election by the Elliot Group, being the “Maximum Percentage”).

Under the Agreement, the Elliot Group agreed to certain standstill restrictions (the “Standstill”) effective through the earlier to occur of (i) February 24, 2010, (ii) fifteen (15) days prior to the last date on which stockholders of the Company may submit proposals or director nominations for the 2010 Annual Meeting in accordance with the Company’s bylaws, (iii) the date on which the Company publicly announces that it has entered into a definitive agreement with any person or entity other than the Elliot Group relating to (x) a change of control transaction of the Company or (y) the sale of all or substantially all or a material portion of the assets of the Company and (iv) after a third party makes a bona fide tender offer or exchange offer for the Company’s Common Stock and the Company fails to recommend that its stockholders reject such offer. The Elliott Group has also agreed to contractually comply with the terms of Section 203 of the Delaware General Corporation Law in the Agreement, including without limitation the restrictions and limitations set forth therein.

Among other things, the Standstill prohibits the Elliot Group from (i) soliciting proxies with respect to any matter; (ii) forming, joining or participating in any “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) purchasing shares of the Company’s Common Stock in excess of the Maximum Percentage; (iv) making stockholder proposals; and (v) otherwise acting to (x) make any public statement critical of the Company or its directors and officers, (y) control or seek to control the Board, other than through non-public communications with the Company’s officers and directors or (z) effect or seek to effect a merger, acquisition or other business combination involving the Company, other than through non-public communications with the Company’s officers and directors; provided, that, subject to the terms of the Agreement, the Elliot Group may have non-public communications with third parties regarding the Elliot Group’s current investment in the Company. Notwithstanding the foregoing, the Agreement does not preclude the Elliot Group from making a public disclosure to the extent the failure to do so would violate Section 13(d) of the Exchange Act or the rules and regulations promulgated thereunder.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 24, 2009, the Company and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Preferred Stock Rights Agreement between the Company and the Rights Agent, dated as of October 27, 2004 (the “Rights Agreement”).

The effect of the Amendment is to provide that the acquisition by the Elliot Group of up to $100 million aggregate principal amount of the Notes and the Maximum Percentage (collectively, the “Exempted Transaction”) will result not in (i) the Elliot Group being deemed an “Acquiring Person” or a “Beneficial Owner” of any securities of the Company under the Rights Agreement as a result of the Exempted Transaction or (ii) the occurrence of a “Shares Acquisition Date” under the Rights Agreement. The Amendment is subject to the execution and delivery of the Agreement by all relevant parties.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Messrs. Pickup and Dillon to the Board

On February 24, 2009, the Board appointed Messrs. Pickup and Dillon to the Board to fill the two vacancies created by resolution of the Board to increase the size of the Board to seven (7) directors. The initial terms of Messrs. Pickup and Dillon will run up to the 2009 annual meeting of stockholders. In connection with their service to the Company as directors, Mr. Dillon will be entitled to receive an annual cash retainer and meeting fees in accordance with the Company’s director compensation policy, as well as an initial restricted stock grant of 20,000 shares of the Company’s Common Stock under the Company’s 2007 Stock Plan. Mr. Pickup will not receive any cash retainer, meeting fees, or any restricted stock for his service as a director. The Board has not yet made any determination concerning the Board committees to which Messrs. Pickup and Dillon may be appointed.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Messrs. Pickup or Dillon, or members of their respective immediate families, had or will have a direct or indirect material interest, other than their respective director compensation arrangements, if any.

Mr. Pickup is one of the largest holders of the Company’s Common Stock. He has been active in the securities market for more than 50 years and has been involved with a number of different companies. For the last five years Mr. Pickup has been the President, Trustee and Manager of various affiliated investment entities. Mr. Pickup holds a Bachelor of Arts degree in economics and business from Whittier College.

Mr. Dillon has thirty years of experience building technology companies. He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high tech companies including Oracle Corporation. During the past 15 years, Mr. Dillon has served as President and Chief Executive Officer for Hyperion Solutions and then as Chief Executive Officer for Salesforce.com. Beginning in 2002, Mr. Dillon served as Chief Executive Officer for Navis, LLC, a private company, specializing in software systems for operating large Marine Container Terminals and distribution centers. In 2007, Mr. Dillon sold Navis, LLC, to Zebra Technology and, in 2008, completed its transition to a subsidiary within Zebra Technology focused on real-time location, asset management and resource optimization solutions. Mr. Dillon holds a Bachelor of Science degree in engineering from the United States Naval Academy and an MBA from Golden Gate University. He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

Attached to this Current Report as Exhibit 99.1 is a copy of the news release, dated February 25, 2009, announcing the appointment of Messrs. Pickup and Dillon to the Board.

Agreement with Mr. Kelly

On February 24, 2008, the Company entered into a Separation and Release Agreement with Thomas F. Kelly, former President, Chief Executive Officer and interim Chief Financial Officer (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Kelly is entitled to receive the following (in addition to his rights under his Management Retention Agreement dated December 30, 2008), all subject to applicable deductions and withholdings:

•	$500,000, equivalent to twelve months of base salary to be paid periodically in accordance with the Company’s payroll policies;

•	$339,000 related to Mr. Kelly’s FY08 and FY09 Executive Bonus Plan, in a lump sum payment;

•	$250,000 as a discretionary relocation payment, in a lump sum payment;

•	Company payment of COBRA premiums from February 1, 2009 to January 31, 2010 and reimbursement of certain health care expenses not covered by COBRA for the same period; and

•	Extension of the exercise date for 40,000 Company stock options from January 19, 2010 to January 19, 2011.

In addition, and as agreed in the Management Retention Agreement, if the payments contemplated by the Separation Agreement constitute “parachute payments,” the Company has agreed to pay the excises taxes associated with the parachute payments and any federal and state income taxes arising as a result of the Company’s payment of the excise tax. In return, Mr. Kelly has agreed to a customary non-disparagement provision, a provision prohibiting the solicitation of Company employees through January 19, 2010 and a release of all claims against the Company. The Company and Mr. Kelly have agreed to arbitrate any claims with respect to the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to the Amended and Restated Preferred Stock Rights Agreement, dated as of February 24, 2009, by and between Epicor Software Corporation, a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (incorporated by reference to the Form 8-A/A filed March 2, 2009).

10.1	Agreement, dated as of February 24, 2009, by and among Epicor Software Corporation, a Delaware corporation, and Elliott Associates, L.P. and its wholly-owned subsidiaries, Elliott International, L.P. and Elliott International Capital Advisers Inc.

99.1	Press Release, dated February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: March 2, 2009	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to the Amended and Restated Preferred Stock Rights Agreement, dated as of February 24, 2009, by and between Epicor Software Corporation, a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (incorporated by reference to the Form 8-A/A filed with the SEC on March 2, 2009).

10.1	Agreement, dated as of February 24, 2009, by and among Epicor Software Corporation, a Delaware corporation, and Elliott Associates, L.P. and its wholly-owned subsidiaries, Elliott International, L.P. and Elliott International Capital Advisers Inc.

99.1	Press Release, dated February 25, 2009.